UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2010

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Heritage Commerce Corp (the “Company”), parent company of Heritage Bank of Commerce (the “Bank”), announced that John Eggemeyer, a Managing Principal of Castle Creek Capital IV LLC the sole general partner of Castle Creek Capital Partners IV, LP (“Castle Creek”), and W. Kirk Wycoff, a Managing Partner of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, “Patriot”) joined its Board of Directors, and the Board of Directors of the Bank on August 26, 2010. As previously disclosed, in connection with the Company’s private placement completed on June 21, 2010, Castle Creek  and Patriot received the right to nominate one representative to the Board of Directors of the Company and the Bank, subject to the Company’s corporate governance policies and prior regulatory approval or non-objection. John Eggemeyer was designated by Castle Creek as its representative, and W. Kirk Wycoff was designated by Patriot as its representative. The Company and Bank recently received all required regulatory approvals and/or non-objections to the addition of Mr. Eggemeyer and Mr. Wycoff to their respective Boards. The Company’s Board of Directors determined that that Mr. Eggemeyer and Mr. Wycoff meet the independence requirements of the NASDAQ listing standards. Following a review of Mr. Eggemeyer and Mr. Wycoff under the Company’s corporate governance policies, the Board of Directors determined to appoint Mr. Eggemeyer and Mr. Wycoff to both the Company and Bank Boards of Directors.  Neither Mr. Eggemeyer nor Mr. Wycoff have been assigned to any Board committees as of the date of this filing.

Mr. Eggemeyer is a co-founder and Chief Executive of Castle Creek Capital LLC, a merchant banking firm specializing in the financial services industry, and Castle Creek Financial LLC, a licensed broker/dealer. Mr. Eggemeyer is Chairman of the Board of PacWest Bancorp, and Chairman and Chief Executive Officer of White River Capital, Inc., and its wholly owned subsidiary, Union Acceptance LLC. Mr. Eggemeyer also serves as a director of Guaranty Bancorp, and from 2004 to May 2006, Mr. Eggemeyer also served as Chief Executive Officer of Guaranty Bancorp.  Within the past five years, he served as a director of TCF Financial Corporation (until April 2006) and American Financial Realty Trust (until October 2005). Mr. Eggemeyer also currently serves as a trustee of Northwestern University, the Parent Advisory Board of Stanford University and The Bishop’s School in La Jolla, CA.

Mr. Wycoff is a managing partner of Patriot Financial Partners, a private equity fund focused on investing in community banks and thrifts throughout the United States. He has more than 25 years of entrepreneurial banking experience. Mr. Wycoff serves as a director of Guaranty Bancorp and its subsidiary, Guaranty Bank and Trust Company. He also serves as Chairman of Continental Bank Holdings, Inc. and its subsidiary, Continental Bank. In addition, Mr. Wycoff serves as a director of Franklin Security Bancorp, Inc. and its subsidiary, Franklin Security Bank, and as a director of Porter Bancorp, Inc. and its subsidiary, PBI Bank From 2005 to 2007, Mr. Wycoff served as President and Chief Executive Officer of Continental. From 1991 to 2004, Mr. Wycoff was Chairman and Chief Executive Officer of Progress Financial Corp., which was acquired by FleetBoston Financial Corp. in 2004. As an active member of the community, Mr. Wycoff serves on the Board of Directors of non-profit corporations including the Continental Foundation, which raises money for less privileged children, and the Lincoln Center, which helps to provide alternative education programs for troubled youth and also helps families with life transitions. Mr. Wycoff serves as a Trustee of Franklin and Marshall College.

A copy of the press release is attached to this 8-K as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01           Financial Statements and Exhibits

(d)           The following exhibits are included with this Report:

Exhibit 99.1 Press Release dated September 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: September 1, 2010	By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated September 1, 2010